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                                                                     EXHIBIT 99







Contact:  Jeffrey Awalt   (713) 877-5389
          Jeff Galow      (713) 877-5327




                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


            QUANEX CORPORATION COMPLETES ACQUISITION OF PIPER IMPACT

     Houston, Texas, August 12, 1996 - Quanex Corporation (NYSE: NX) today announced that it has completed its previously announced acquisition of Piper Impact, Inc. Quanex said the transaction is being financed using a portion of funds from its recently expanded $250 million bank revolver and term loan facility.
     Piper Impact, based in New Albany, Miss., is a manufacturer of custom-designed, impact-extruded aluminum and steel parts for the transportation, electronics and defense markets. Piper Impact operates plants in New Albany, Miss., and Park City, Utah, and it currently is constructing a third plant to support continuing growth as a supplier of air bag inflator canisters to the automotive industry.
     Quanex Corporation is a technological leader in the manufacture of steel and aluminum specialized metals products for the transportation, capital equipment, residential and commercial construction, and energy processing markets.

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